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Part II                                                               Exhibit 15
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               Letter re: Unaudited Interim Financial Information



CVS Corporation
Woonsocket, Rhode Island


Board of Directors:

Re:   Registration Statements Numbers 33-40251, 33-17181, 2-97913, 2-77397
      and 2-53766 on Form S-8 and 333-24163 on Form S-4


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated April 18, 1997 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

Very truly yours,


/s/ KPMG PEAT MARWICK LLP
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KPMG PEAT MARWICK LLP




Providence, Rhode Island
May 9, 1997






























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